                                                                EXHIBIT 23.1

KPMG Letterhead

Board of Directors
FTD Corporation:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

(signed) KPMG Peat Marwick LLP



Detroit, Michigan

February 13, 1998